 Exhibit 99.1

Inphi Corporation Announces Second Quarter 2015 Results

Reports 79% Year-over-Year Revenue Growth and 167% Year-over-Year Non-GAAP EPS Growth

Q2 15 Non-GAAP Gross Margin Increased to 68.6%

SANTA CLARA, Calif., July 28, 2015 – Inphi Corporation (NYSE: IPHI), a leading provider of high-speed analog and mixed-signal semiconductor solutions for the communications, data center and computing markets, today announced the financial results for its second quarter ended June 30, 2015.

Revenue in the second quarter of 2015 was a record $60.7 million, up 2.6% sequentially from $59.2 million reported in the first quarter of 2015 and up 79% year-over-year, compared with $33.9 million in the second quarter of 2014.

Gross margin under U.S. generally accepted accounting principles (GAAP) in the second quarter of 2015 was 61.6% of revenue, compared with 63.8% in the second quarter of 2014. The decline in gross margin was primarily due to the amortization of the acquired intangibles and amortization of inventory fair value step-up related to the acquired Cortina inventories sold during the second quarter of 2015.

GAAP results of operations for the second quarter of 2015 were breakeven, compared with GAAP net income of $2.6 million, or $0.08 per diluted common share, in the second quarter of 2014.

Inphi reports revenue, gross margin, operating expenses, net income (loss), and earnings per share in accordance with GAAP and on a non-GAAP basis. A reconciliation of the GAAP to non-GAAP revenue, gross margin, operating expenses, net income, and earnings per share, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this news release.

Gross margin on a non-GAAP basis for in the second quarter of 2015 was 68.6%, compared with 64.6% in the second quarter of 2014.

Non-GAAP net income in the second quarter of 2015 was a record $9.9 million, or $0.24 per diluted common share. This compares with non-GAAP net income of $2.9 million, or $0.09 per diluted common share in the second quarter of 2014.

“We are pleased to report record non-GAAP revenue and record earnings per share in Q2,” said Ford Tamer, Inphi President and CEO. “While being cautious about a near-term slowdown in the service provider market in China, we remain confident in our ability to grow overall revenue and profitability in the mid- to long-term. We are convinced that our cloud product offerings will continue to position Inphi as a strong participant in the upcoming multi-billion dollar Data Center Interconnect market.”

First Half 2015 Results

Revenue in the six months ended June 30, 2015 was $119.8 million, compared with $65.1 million in the six months ended June 30, 2014. GAAP net loss in the six months ended June 30, 2015 was $9.7 million, or ($0.26) per diluted share, on approximately 38.1 million diluted weighted average common shares outstanding. This compares with GAAP net income of $1.6 million, or $0.05 per diluted share, on approximately 32.9 million diluted weighted average common shares outstanding in the six months ended June 30, 2014.

Non-GAAP net income in the six months ended June 30, 2015 was $19.2 million, or $0.47 per diluted weighted average common share outstanding, on approximately 40.8 million diluted weighted average common shares outstanding. This compares with non-GAAP net income of $5.8 million in the six months ended June 30, 2014, or $0.18 per diluted weighted average common share outstanding.

Business Outlook

The following statements are based on the company’s current expectations for the third quarter of 2015. These statements are forward-looking and actual results may differ materially.

●	Revenues are expected to be down 3% to up 5% sequentially in Q3 2015, or in a range of $59.0 million to $63.6 million.
●	Non-GAAP gross margin is expected to be approximately 67.9% to 68.5%.
●	Stock-based compensation expense is expected to be in the range of $7.3 million to $7.5 million.
●	GAAP results are expected to be a net loss in a range between $0.83 million to $2.5 million, or ($0.02) - ($0.06) per diluted share, on 40.2 million estimated basic shares outstanding.
●

Non-GAAP net income, excluding stock-based compensation expense and expenses related to the Cortina acquisition, is expected to be in the range of $9.1 million to $10.7 million, or $0.22 - $0.26 per diluted share, on 41.45 million estimated fully diluted shares outstanding.

Quarterly Conference Call Today

Inphi plans to hold a conference call at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time today with Ford Tamer, president and chief executive officer, and John Edmunds, chief financial officer, to discuss second quarter 2015 results.

The call can be accessed by dialing 844-459-2451; international callers should dial 765-507-2591, participant passcode: 81283349. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Inphi’s website at http://investors.inphi.com for up to 30 days after the call.

About Inphi

Inphi Corporation is a leading provider of high-speed analog and mixed-signal semiconductor solutions for the communications, data center and computing markets. Inphi’s end-to-end data transport platform delivers high signal integrity at leading-edge data speeds, addressing performance and bandwidth bottlenecks in networks, from fiber to memory. Inphi’s solutions minimize latency in computing environments and enable the rollout of next-generation communications infrastructure. Inphi’s solutions provide a vital interface between analog signals and digital information in high-performance systems, such as telecommunications transport systems, enterprise networking equipment, enterprise and data center servers, and storage platforms. To learn more about Inphi, visit www.inphi.com.

# # #

Cautionary Note Concerning Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the second quarter of 2015 conference call regarding Inphi Corporation, which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as outlook, believe, expect, may, will, provide, could, and should, and the negative of these terms or other similar expressions. These statements include statements relating to: our business outlook and current expectations for the third quarter of 2015, including our revenue, gross margin, operating margin, stock-based compensation expense, operating performance, net income, earnings per share; our ability to participate in an upcoming multi-billion dollar Data Center Interconnect opportunity; expectations of our growth; EPS and cash flow; success of the Cortina integration; expectations of economic trends and macroeconomic conditions; and benefits of using non-GAAP financial measures. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification processes; ability to develop new or enhanced products in a timely manner; development of the markets that the Company targets; market demand for the Company’s products; reliance on third parties to manufacture, assemble and test products; ability to compete; and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2014, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact:

Kim Markle

Inphi

408-217-7329

kmarkle@inphi.com

Investor Contact:

Deborah Stapleton

650-815-1239

deb@stapleton.com

 INPHI CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue	$60,672	$33,922	$119,832	$65,111
Cost of revenue	23,276	12,296	52,514	23,359

Gross margin	37,396	21,626	67,318	41,752

Operating expenses:
Research and development	27,270	15,729	49,993	29,468
Sales and marketing	6,618	4,362	13,487	8,312
General and administrative	5,433	3,234	11,245	6,299

Total operating expenses	39,321	23,325	74,725	44,079

Loss from operations	(1,925)	(1,699)	(7,407)	(2,327)

Other income (loss)	(95)	172	73	332

Loss before income taxes	(2,020)	(1,527)	(7,334)	(1,995)
Provision (benefit) for income taxes	(2,020)	(4,161)	2,374	(3,634)

Net income (loss)	$-	$2,634	$(9,708)	$1,639

Earnings per share:
Basic	$-	$0.08	$(0.26)	$0.05
Diluted	$-	$0.08	$(0.26)	$0.05

Weighted-average shares used in computing earnings per share:
Basic	38,431,307	31,378,909	38,065,942	31,040,240
Diluted	38,431,307	33,013,652	38,065,942	32,905,244

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in thousands of dollars)
	(Unaudited)
Cost of revenue	$381	$298	$744	$549
Research and development	4,252	2,992	8,038	5,381
Sales and marketing	1,194	940	2,219	1,798
General and administrative	1,375	1,170	2,621	2,178

	$7,202	$5,400	$13,622	$9,906

INPHI CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands of dollars)

(Unaudited)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$49,641	$30,366
Short-term investments in marketable securities	37,727	38,908
Accounts receivable, net	35,491	36,914
Inventories	24,384	26,650
Prepaid expenses and other current assets	5,674	7,661
Total current assets	152,917	140,499

Property and equipment, net	36,222	35,498
Goodwill	9,405	9,405
Identifiable intangible assets	72,652	80,773
Other noncurrent assets	12,801	12,535
Total assets	$283,997	$278,710

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$10,071	$7,884
Accrued expenses and other current liabilities	16,428	17,133
Deferred revenue	7,039	7,110

Total current liabilities	33,538	32,127

Other liabilities	8,165	7,409
Total liabilities	41,703	39,536

Stockholders’ equity:
Common Stock	39	37
Additional paid-in capital	340,337	327,475
Accumulated deficit	(98,898)	(89,190)
Accumulated other comprehensive income	816	852
Total stockholders’ equity	242,294	239,174

Total liabilities and stockholders’ equity	$283,997	$278,710

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands of dollars, except share and per share amounts)

To supplement the financial data presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, which exclude stock-based compensation, legal, other expenses, purchase price fair value adjustments related to Cortina acquisition and deferred tax asset valuation allowance. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of gross margin, net income and earnings per share in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2015		2014		2015		2014
GAAP revenue to Non-GAAP revenue
GAAP revenue	$60,672		$33,922		$119,832		$65,111
Cortina revenue lost due to purchase accounting	-	(a)	-		408	(a)	-
Non-GAAP revenue	$60,672		$33,922		$120,240		$65,111

GAAP gross margin to Non-GAAP gross margin
GAAP gross margin	$37,396		$21,626		$67,318		$41,752
Adjustments to GAAP gross margin:
Cortina revenue lost due to purchase accounting, net of cost of goods sold	-		-		303	(a)	-
Stock-based compensation	381	(b)	298	(b)	744	(b)	549	(b)
Acquisition related expenses	-		-		39	(c)	-
Amortization of inventory step-up	916	(d)	-		7,070	(d)	-
Amortization of intangibles	2,874	(e)	-		5,749	(e)	-
Depreciation on step-up values of fixed assets	51	(f)	-		96	(f)	-
Non-GAAP gross margin	$41,618		$21,924		$81,319		$42,301

GAAP operating expenses to Non-GAAP operating expenses
GAAP research and development	$27,270		$15,729		$49,993		$29,468
Adjustments to GAAP research and development:
Stock-based compensation	(4,252	)(b)	(2,992	)(b)	(8,038	)(b)	(5,381	)(b)
Impairment of in-process research and development	(1,750	)(g)	-		(1,750	)(g)	-
Acquisition related expenses	(223	)(c)	-		(223	)(c)	-
Depreciation on step-up values of fixed assets	(51	)(f)	-		(69	)(f)	-
Non-GAAP research and development	$20,994		$12,737		$39,913		$24,087

GAAP sales and marketing	$6,618		$4,362		$13,487		$8,312
Adjustments to GAAP sales and marketing:
Stock-based compensation	(1,194	)(b)	(940	)(b)	(2,219	)(b)	(1,798	)(b)
Acquisition related expenses	(79	)(c)	-		(149	)(c)	-
Amortization of intangibles	(204	)(e)	-		(408	)(e)	-
Depreciation on step-up values of fixed assets	(23	)(f)	-		(35	)(f)	-
Non-GAAP sales and marketing	$5,118		$3,422		$10,676		$6,514

GAAP general and administrative	$5,433		$3,234		$11,245		$6,299
Adjustments to GAAP general and administrative:
Stock-based compensation	(1,375	)(b)	(1,170	)(b)	(2,621	)(b)	(2,178	)(b)
Acquisition related expenses	(132	)(c)	-		(588	)(c)	-
Amortization of intangibles	(46	)(e)	-		(92	)(e)	-
Depreciation on step-up values of fixed assets	-		-		4	(f)	-
Loss on disposal of Cortina property and equipment at fair value	(487	)(h)	-		(508	)(h)	-
Non-GAAP general and administrative	$3,393		$2,064		$7,440		$4,121

Non-GAAP total operating expenses	$29,505		$18,223		$58,029		$34,722

GAAP net income (loss) to Non-GAAP net income
GAAP net income (loss)	$-		$2,634		$(9,708)		$1,639
Adjusting items to GAAP net income (loss):
Operating expenses related to stock-based compensation expense	7,202	(b)	5,400	(b)	13,622	(b)	9,906	(b)
Cortina revenue lost due to purchase accounting, net of cost of goods sold	-		-		408	(a)	-
Amortization of inventory fair value step-up	916	(d)	-		6,965	(d)	-
Amortization of intangibles related to purchase price	3,124	(e)	-		6,249	(e)	-
Impairment of in-process research and development	1,750	(g)	-		1,750	(g)	-
Depreciation on step-up values of fixed assets	125	(f)	-		196	(f)	-
Acquisition related expenses	434	(c)	-		999	(c)	-
Loss on disposal of Cortina property and equipment at fair value	487	(h)	-		508	(h)	-
Valuation allowance and tax effect of the adjustments from GAAP to non-GAAP	(4,181	)(i)	(5,105	)(i)	(1,829	)(i)	(5,717	)(i)
Non-GAAP net income	$9,857		$2,929		$19,160		$5,828

Shares used in computing non-GAAP basic earnings per share	38,431,307		31,378,909		38,065,942		31,040,240

Shares used in computing non-GAAP diluted earnings per share	41,085,657		33,013,652		40,783,975		32,905,244

Non-GAAP earnings per share:
Basic	$0.26		$0.09		$0.50		$0.19
Diluted	$0.24		$0.09		$0.47		$0.18

GAAP gross margin as a % of revenue	61.6%		63.8%		56.2%		64.1%
Stock-based compensation	0.6%		0.8%		0.6%		0.9%
Amortization of inventory fair value step-up and intangibles,
Cortina revenue lost due to purchase accounting and others	6.4%		-		10.8%		-
Non-GAAP gross margin as a % of revenue	68.6%		64.6%		67.6%		65.0%

(a)

Reflects the Cortina revenue lost due to purchase accounting and corresponding cost of goods sold. The Company includes this item when it evaluates the continuing operational performance of the Company.

(b)

Reflects the stock-based compensation expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(c)

Reflects the legal, transition costs and other expenses related to Cortina acquisition. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(d)

Reflects the cost of goods sold fair value amortization of inventory step-up related to Cortina. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance

(e)

Reflects the fair value amortization of intangibles related to Cortina acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(f)

Reflects the fair value depreciation of fixed assets related to Cortina acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(g)

Reflects the impairment of in-process research and development from the Cortina acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(h)

Reflects the loss on disposal of certain property and equipment from the Cortina acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(i)

Reflects the change in valuation allowance and delta in interim period tax allocation from GAAP to non-GAAP related to non-GAAP adjustments. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES -THIRD QUARTER 2015 GUIDANCE

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ending September 30, 2015
	High	Low
Estimated GAAP net loss	$(830)	$(2,490)
Adjusting items to estimated GAAP net loss:
Operating expenses related to stock-based compensation expense	7,400	7,400
Amortization of inventory fair value step-up	800	800
Amortization of intangibles	3,125	3,125
Other acquisition/transition expenses	925	925
Tax effect of GAAP to non-GAAP adjustments	(700)	(700)
Estimated non-GAAP net income	$10,720	$9,060

Shares used in computing estimated non-GAAP diluted earnings per share	41,450,000	41,450,000

Estimated non-GAAP diluted earnings per share	$0.26	$0.22